UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 9, 2011

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

55 Ameriprise Financial Center
Minneapolis, Minnesota	55474
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 9, 2011, Ameriprise Financial, Inc. (“Company”) entered into an amendment (“Amendment”) to the Credit Agreement, dated as of September 30, 2010, by and between the Company, the lenders party thereto, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Credit Suisse AG, Cayman Islands Branch, HSBC Bank USA, National Association, and JPMorgan Chase Bank, N.A., as Co-Documentation Agents, and Wells Fargo Securities, LLC and Banc of America Securities, LLC as Joint Lead Arrangers and Joint Bookrunners (the “Credit Agreement”).

The sole purpose of the Amendment is to extend the expiration date of the lending commitments under the Credit Agreement from September 29, 2011 to November 30, 2011. All other terms and conditions of the Credit Agreement remain in full force and effect. This description is qualified in its entirety by reference to the full text of the Amendment, a complete copy of which is attached hereto as Exhibit 10.1 and is hereby incorporated by reference in response to this Item 1.01.

In the ordinary course of business, the Company and its affiliates have engaged, and may in the future engage, certain parties to the Credit Agreement or the affiliates of such parties to provide commercial banking, investment banking, product distribution and other services for which the Company or its affiliates pay customary fees and commissions.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Credit Agreement, dated as of September 9, 2011, among Ameriprise Financial, Inc., the lenders listed therein, and Wells Fargo Bank, National Association, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(Registrant)

Date: September 15, 2011	By:	/s/ David H. Weiser
David H. Weiser
Senior Vice President and
Assistant General Counsel